UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2013

______________

Gran Tierra Energy Inc.

(Exact name of Registrant as specified in its charter)

______________

Nevada	001-34018	98-0479924
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices)

(403) 265-3221

(Registrant’s telephone number, including area code)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, (1) on February 16, 2012, Gran Tierra Energy Colombia Ltd. (“Gran Tierra Colombia”) and Petrolifera Petroleum (Colombia) Limited (formerly Solana Petroleum Exploration Colombia Ltd., “Petrolifera Colombia”), both wholly owned indirect subsidiaries of Gran Tierra Energy Inc. (“Gran Tierra”), entered into agreements (the “Transportation Agreements”) with Ecopetrol S.A. (“Ecopetrol”), pursuant to which, among other things, crude oil produced in the Chaza Block, Santana Block and Guayuyaco Block by Gran Tierra Colombia and Petrolifera Colombia to be exported through the Port of Tumaco and sold to Ecopetrol will be transported by Ecopetrol through Ecopetrol’s pipeline, and Gran Tierra Colombia and Petrolifera Colombia will pay to Ecopetrol a transportation tariff for this transportation through its pipeline, and (2) on February 7, 2013, each of Gran Tierra Colombia and Petrolifera Colombia entered into an addendum to their respective Transportation Agreement extending the expiration date of the Transportation Agreement to June 30, 2013. In addition, the addendums contemplated the transfer of the pipeline assets to another entity, CENIT S. A. S. (“CENIT”), at which time Ecopetrol would assign the Transportation Agreements, as so amended, to CENIT.

The Transportation Agreements were subsequently assigned to CENIT, and on July 26, 2013, each of Gran Tierra Colombia and Petrolifera Colombia entered into an addendum to their respective Transportation Agreement with CENIT, extending the expiration date of the respective Transportation Agreement to August 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ David Hardy
	Name:	David Hardy
	Title:	General Counsel, Vice President, Legal and Secretary

 Dated: July 30 , 2013